UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 18, 2008
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangement of Certain Officers
Item 9.01. Financial Statements and Other Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02 Compensatory Arrangement of Certain Officers
          On November 18, 2008, Superior Well Services, Inc. (the “Company”) entered into a Employment Agreement and an Indemnification Agreement with Arty Straehla, the Company’s Vice President of Western Operations.
          The Employment Agreement expires on November 18, 2011, but will be automatically extended for successive one-year terms unless earlier terminated by the Company or Mr. Straehla. Under the Employment Agreement, the Company may terminate Mr. Straehla for any reason in the sole discretion of its board of directors, including for cause, as defined in the Employment Agreement. The Employment Agreement provides for an annual base salary of $300,000, subject to increase upon recommendation of the Compensation Committee. Mr. Straehla is also entitled to additional benefits, including reimbursement of business and entertainment expense, paid vacation, the use of a car leased by the Company, and participation in other Company benefits, plans, or programs that may be available to the Company’s other employees. If Mr. Straehla is involuntarily terminated, other than for cause, in connection with a change of control of the Company, as defined in the Employment Agreement, he shall be eligible for a lump sum payment equal to one-half times his annual compensation under the Employment Agreement, and the potential acceleration of unvested equity awards and various continued medical benefits. Under the terms of the Employment Agreement, Mr. Straehla agreed not to engage in competition with the Company or to solicit employees of the Company for a period of 12 months after the termination of his employment with the Company.
          Under the Indemnification Agreement, the Company will indemnify Mr. Straehla against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. Straehla, in his capacity as an executive officer, is made or threatened to be made a party to any suit or proceeding. Mr. Straehla will be indemnified to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. The Indemnification Agreement also provide for the advancement of expenses to Mr. Straehla in connection with any suit or proceeding.
          The Employment Agreement and the Indemnification Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this report, and this descriptions of the terms of the Employment Agreement and the Indemnification Agreement are qualified in their entirety by reference to such exhibits.
Item 9.01. Financial Statements and Other Exhibits
          (d)   Exhibits

Exhibit No.	Description

10.1†	Employment Agreement between the Company and Arty Straehla dated November 18, 2008.

10.2†	Indemnification Agreement between the Company and Arty Straehla dated November 18, 2008.

†	Management contract or compensatory plan or arrangement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC.
(Registrant)

/s/ Thomas W. Stoelk Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: March 4, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Employment Agreement between the Company and Arty Straehla dated November 18, 2008.

10.2†	Indemnification Agreement between the Company and Arty Straehla dated November 18, 2008.

†	Management contract or compensatory plan or arrangement.